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          [LETTERHEAD OF CLINE, WILLIAMS, WRIGHT, JOHNSON, & OLDFATHER]
             [1900 FIRSTIER BANK BUILDING, LINCOLN, NEBRASKA, 68508]


                                January 23, 1990


Wallace R. Weitz & Co.
Weitz Value Fund, Inc.
Weitz Series Fund, Inc.

RE:  The Reorganization of the Weitz Value Fund, Inc. into a Series Fund

Gentlemen:

         You have requested our opinion with respect to certain United States federal income tax consequences of the transaction (the "Transaction") contemplated by the Agreement and Plan of Merger (the "Agreement") dated as of October 17, 1989, between the Weitz Value Fund, Inc. (the "Fund"), a Nebraska corporation, and the Weitz Series Fund, Inc., a Minnesota corporation ("Series Fund"). Specifically, you have requested our opinion as to whether the Transaction will be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         You have represented that both the "Fund" and Series Fund are regulated investment companies as defined in Code Section 851 and that the surviving corporation will continue to operate as a regulated investment company. Under the Tax Reform Act of 1986 (the "Act"), each fund (within the meaning of Section 851(q)[h] of the Code) is a regulated investment company which has separate funds, the ownership of which is represented by a separate Series of stock, is treated as a separate corporation for federal income tax purposes. In the absence of regulations, rulings, or other direct precedent, it is not entirely clear how this provision interacts with the various requirements for different types of tax-free reorganizations. We are of the opinion, based upon current law and upon certain assumptions and representations set forth below, that the Transaction will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the information set forth in (i) the financial statements of the Fund dated March 31, 1989 and September 30, 1989; (ii) the Proxy Statement of the Fund dated December 28, 1989; (iii) the Agreement; and
(iv) such other documents as we deemed necessary or appropriate for review. We assume that the Transaction will be consummated in the manner described in the aforesaid Proxy Statement. In our examination, we have further assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund, Weitz Series Fund, Inc. and Wallace R. Weitz & Co.

         It has been represented that the Series Fund has no plan or intention to reacquire any of the Stock to be issued in the Transaction, except as required by the Investment Company Act of 1940. We assume that there is no plan or intention on the part of any stockholder of the Fund, apart from investment decisions made in the ordinary course of investing in a mutual fund such as the Fund, to redeem, sell, exchange or otherwise dispose of any Stock received in the Transaction. We are also assuming that even if certain stockholders were to redeem their shares after the Transaction and such redemptions were to be integrated with the Transaction, the amount of shares redeemed would be such as not to violate the

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reorganization requirement that there be shareholder continuity of interest.
Such requirement, for the purpose of this opinion, will be satisfied if former Fund common stockholders own at least 50% of the outstanding Weitz Series Fund, Inc.-Value Portfolio Shares after the merger.

         The Weitz Series Fund, Inc.-Value Portfolio Shares to be received in the Transaction will have different voting rights with respect to different matters. The Value Portfolio Shares have exclusive voting rights with respect to matters with affect the Value Portfolio differently than other series of the Series Fund. For general matters which do not affect the Value Portfolio differently than other Series (e.g. , the election of directors), the Value Portfolio, as well as all other series, will vote together as a single class. This opinion assumes that the right to affect other series by voting on general matters is not a separate property right and even if it were treated as a separate property right, such right would have no value.

         With respect to our opinion that the Transaction should constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, we assume that (a) the state law corporate entity will not own any assets to be subject to any liabilities, conduct any business operations or derive any income or incur any costs other than on behalf of one or more of its funds;
(b) the Value Portfolio has no plan or intention to issue additional shares following the Transaction other than in the ordinary course of its operation as an open-end investment company; (c) immediately following the Transaction, the Value Portfolio will possess the same assets and liabilities as the Fund immediately prior to the Transaction (except for assets used to pay expenses incurred in connection with the Transaction); and (d) the amount of assets used to pay expenses incurred in connection with the Transaction and all redemptions and dividends made or paid in the ordinary course of business) made by the Fund prior to the Transaction will, in the aggregate, constitute less than one percent of the net assets of the Fund prior to such payments, redemptions, and distributions.

         The opinions and other views expressed herein are expressly conditioned on, among other things, the facts, information, and representations set forth and referred to above.

         In rendering our opinion we have considered the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, pertinent judicial authorities and interpretative rulings of the Internal Revenue Service (the "Service"), and such other authorities as we have deemed appropriate in the circumstances.

         Based on the foregoing, we are of the opinion that for federal income tax purposes (a) the Transaction will constitute a tax-free reorganization within the meaning of Section 368 of the Code and, subject to the additional assumptions set forth above, should constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code; (b) stockholders will not recognize gain or loss as a result of the Transaction, and the holder's aggregate basis in the Value Portfolio received in the Transaction will be equal to the holder's aggregate adjusted basis in the Fund common stock exchanged (subject to the assumption that the right to affect other series by voting on general matters is not a separate property right and /or has no Value); (c) if the Fund common stock is held as a "capital asset" within the meaning of Section 1221 of the Code, the holding period of the Value Portfolio in the hands of a former stockholder of the Fund will include the holding period of the Fund common stock exchanged; and
(d) no gain or loss will be recognized by the Fund as a result of the Transaction.

         Except as set forth above, we express no other opinion with respect to the tax consequences of the Transaction and related transactions to any party under federal, state, local, or foreign laws.


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         This opinion is furnished solely for use in connection with the
Registration Statement of Weitz Series Fund, Inc., (File No. 33-27633), and any amendments thereto and in support of statements regarding the federal income tax consequences of the Transaction made in the Fund's proxy statement soliciting shareholder approval of the merger and may not be used, circulated, quoted, or otherwise referred to for any other purpose without our express permission. We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the use of our name in the Proxy Statement of the Fund dated December 28, 1989.

                                         Very truly yours,

                                         /s/Larry A. Holle
                                         -----------------
                                         Larry A. Holle
                                         For the Firm